EXHIBIT 32.2

SECTION 1350 CERTIFICATION

In connection with the Quarterly Report of SPO Medical Inc. (the "Company") on Form 10-QSB for the three months ended June 30, 2007 (the "Report") filed with the Securities and Exchange Commission, the undersigned hereby certifies pursuant to 18 U.S.C. Section 1350, to such officer’s knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 9, 2007

/s/ JEFF FEUER
JEFF FEUER
CHIEF FINANCIAL OFFICER
(PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO SPO MEDICAL INC.  AND WILL BE RETAINED BY SPO MEDICAL INC. AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.